Exhibit (a)(ii)

                          DREYFUS DEBT AND EQUITY FUNDS
                              ARTICLES OF AMENDMENT



          Dreyfus Debt and Equity Funds (the "Trust"), a business trust formed by an Agreement and Declaration of Trust dated July 24, 1985, as amended, pursuant to the laws of the Commonwealth of Massachusetts, hereby certifies to the Secretary of State of the Commonwealth of Massachusetts that:

          FIRST: The Agreement and Declaration of Trust of the Trust is hereby amended by striking out Article I, Section 1 and inserting in lieu thereof the following:

                "Section 1.  Name.  This Trust shall
        be known as 'Dreyfus Premier Fixed Income Funds.'"

          SECOND: The amendment to the Agreement and Declaration of Trust herein made was duly approved by at least a majority of the Trustees of the Trust at a meeting held on February 7, 2001 pursuant to Article IX, Section 9 of the Agreement and Declaration of Trust.


          IN WITNESS WHEREOF, Dreyfus Debt and Equity Funds has caused these Articles to be signed in its name and on its behalf by the undersigned Trustees.


                          DREYFUS DEBT AND EQUITY FUNDS



                                ----------------------------
                                  David W. Burke, Trustee


                               ----------------------------
                                 Joseph S. DiMartino, Trustee


                               ----------------------------
                                  Diane Dunst, Trustee


                               ----------------------------
                                Rosalind Gersten Jacobs, Trustee


                               ----------------------------
                                 Jay I. Meltzer, Trustee


                               ----------------------------
                                  Daniel Rose, Trustee


                               ----------------------------
                                  Warren B. Rudman, Trustee


                               ----------------------------
                                 Sander Vanocur, Trustee

STATE OF NEW YORK    )
                      : ss.:
COUNTY OF NEW YORK   )

          On this 7th day of February, 2001, before me personally came the above-named Trustees of the Fund, to me known, and known to me to be the persons described in and who executed the foregoing instrument, and who duly acknowledged to me that they had executed the same.


                        -----------------------
                          Notary Public